                                                                      EXHIBIT 10

(LETTERHEAD LOGO)                   Jeffrey Girard
Girard Financial Consulting         President

250 Prairie Center Drive - Suite 212
Eden Prairie, MN 55344
Phone: 952-947-1185
Fax: 952-947-1186
Email: jgirard@uswest.net


September 29, 2000

Mr. William Podany
Chairman and CEO
Shopko Stores, Inc.
700 Pilgrim Way
PO Box 19060
Green Bay, WI 54307-9060

Dear Bill:

I am pleased that you have chosen Girard Co. ("Girard Financial Consulting" or "GFC") to provide on a temporary basis general business and financial consulting to Shopko Stores, Inc. ("Shopko"). I will work at your direction and assist with planning to ensure the financial flexibility of Shopko and prepare for external conference calls later in the week.

My fee will be $7,500 and will cover my time for the week beginning October 1, 2000, including three days of visits to the Shopko office, as discussed, and telephonic participation in conference calls throughout the week. Reimbursement of all reasonable out of pocket expenses is in addition to the base fee. Billing will follow the completion of the work week.

This assignment can be extended if you so choose at a day rate we will agree to in advance and subject to advice of counsel.

If you are in agreement with these terms please sign and return one copy of this letter to me.

Best regards,
/s/ Jeffrey Girard
------------------
Girard Financial Consulting


Accepted:

By    /s/ Bill Podany
      ---------------
Title CEO Shopko
      ----------
Date  10/2/00
      -------

(LETTERHEAD LOGO)
Girard Financial Consulting

250 Prairie Center Drive - Suite 212
Eden Prairie, MN 55344
Phone: 612-947-1185
Fax: 612-947-1186

Jeffrey Girard
President

December 4, 2000

Mr. William Podany
Chairman and CEO
Shopko Stores, Inc.
700 Pilgrim Way
PO Box 19060
Green Bay, WI 54307-9060

Dear Bill:

I am pleased that Girard Co. ("Girard Financial Consulting" or "GFC") is again able to provide on a temporary basis general business and financial consulting to Shopko Stores, Inc. ("Shopko"). I will work at your direction, with Brian Bender and the Finance Committee of the Board of Directors, and assist with planning as well as other efforts to ensure the financial flexibility of Shopko.

My fee will be $2,500 per day and will cover my time for the week beginning December 4, 2000. I am assuming that billable time will average ten to 12 days per month during the next two to three months but understand that requirements could change. Because of other changes I have made in my schedule, I would ask that the assignment be made for a month at a time with a minimum of eight billable days for the month. Reimbursement of all reasonable out of pocket expenses is in addition to the base fee. Billing will be bi-monthly.

If you are in agreement with these terms please sign and return one copy of this letter to me.

Best regards,
/s/ Jeffrey Girard
------------------
Girard Financial Consulting


Accepted:

By     /s/ William Podany
       ------------------
Title  CEO
       ----
Date:  12/5/2000
       ---------